Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

$200,000.00

FOR VALUE RECEIVED, Comprehensive Care Corporation, a Delaware corporation (the “Company”), promises to Harry Ross, an individual (the “Holder”), the principal sum of $200,000.00 on the Maturity Date (as defined below) and to pay interest on the principal sum outstanding monthly in arrears at the rate of 8.50% per annum, accruing from the date of issuance and delivery of this Note (the “Issue Date”), to the date payment in full of the principal sum has been made or duly provided for (whether before or after the Maturity Date).

This Note is being issued pursuant to the terms of the Purchase Agreement of even date herewith (the “Purchase Agreement”), to which the Company and the Holder are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

This Note is subject to the following additional provisions:

1. The term “Maturity Date” means August 31, 2011.

2. This Note may be prepaid in whole or in part at any time prior to the Maturity Date, without penalty. Any payment shall be applied as provided in Section 3.

3. Any payment made on account of the Note shall be applied in the following order of priority: (a) first, to any amounts due hereunder other than principal and accrued interest, (b) then, to accrued interest through and including the date of payment, and (c) then, to principal of this Note.

4. All payments contemplated hereby to be made in cash shall be made in immediately available good funds of United States of America currency by check or wire transfer to an account designated by the Holder.

5. Conversion.

a) Voluntary Conversion. At any time after the Issue Date until this Note is no longer outstanding, this Note shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part, at any time and from time to time. The Holder shall effect conversions by delivering to the Company a notice of conversion (“Notice of Conversion”), specifying therein the principal amount of Notes to be converted and the date on which such

b) conversion is to be effected (“Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Notes to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within five business days of receipt of such notice. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof. However, at the Company’s request, the Holder shall surrender the Note to the Company within five business days following such request so that a new Note reflecting the correct principal amount may be issued to Holder.

c) Conversion Price. Subject to adjustment as provided for in Section 7, the initial conversion price in effect on any Conversion Date shall be $0.25 per share of common stock of Company.

d) Mechanics of Conversion

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder (“Conversion Shares”) shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than five business days after any Conversion Date, the Company will deliver to the Holder a certificate or certificates representing the Conversion Shares for the number of shares of common stock being acquired upon the conversion (including, if so elected by Holder, shares of common stock representing the payment of accrued interest).

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth business day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Notes tendered for conversion.

iv. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of common stock solely for the purpose of issuance upon conversion of the Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the common stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of the outstanding principal amount of the Note and payment of interest hereunder. The Company covenants that all Conversion Shares shall, upon issue, be duly and validly authorized, issued, fully paid, and non-assessable.

v. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of common stock. Any final fraction of a share shall be rounded to the nearest whole share of common stock.

vi. Transfer Taxes. The issuance of certificates for Conversion Shares shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. Adjustment for Stock Dividends and Stock Splits. If the Company, at any time while the Note is outstanding: (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any Conversion Shares), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue by reclassification of shares of the common stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of common stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

8. Investment Intent. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state Blue Sky securities laws, or foreign laws or similar laws relating to the sale of securities.

9. Choice of Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware. To the extent determined by the court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

10. Waiver of Jury Trial. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Note.

11. Events of Default. The following shall constitute an “Event of Default”:

a.	The Company shall default in the payment of this Note, and fail to cure such default within ten business days following written notice thereof;

b.	The Company shall (i) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (ii) apply for or consent to the appointment of a trustee, liquidator or receiver for all or substantially all of its property or business;

c.	A trustee, liquidator or receiver shall be appointed for the Company or for all or substantially all of its property or business without its consent;

d.	Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of all or substantially all of the property or assets of the Company; or

e.	Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Company.

12. Effect of Default. If an Event of Default shall have occurred and be continuing, then unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s discretion, the Holder may upon ten days written notice declare this Note in default, without presentment, demand or protest, all of which are hereby expressly waived, and interest shall accrue on the total amount due (the “Default Amount”) on the date of the Event of Default (the “Default Date”) at the rate of 15% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

13. Savings Clause. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized this 3rd day of September, 2008.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Robert J. Landis
Robert Landis
Chief Financial Officer